                                                                               .
                                                                               .
                                                                               .

24(b)(4)(a)

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)
A STOCK COMPANY                                          [JOHN HANCOCK LOGO]

OVERNIGHT MAILING ADDRESS:    ANNUITIES SERVICE CENTER:            HOME OFFICE
  164 Corporate Drive              P.O. Box 9505               Bloomfield Hills, MI
Portsmouth, NH 03801-6815    Portsmouth, NH 03802-9505
                                  1-800-344-1029

                  THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

   WE AGREE to pay the benefits of this Contract in accordance with its terms.

            THIS CONTRACT is issued in consideration of the Payments.

John Hancock Life Insurance Company (U.S.A.) agrees to pay a guaranteed withdrawal amount beginning on the Lifetime Income Date and continuing for the life of the Annuitant. We will pay an annuity benefit beginning on the Maturity Date to the Annuitant, if living, unless otherwise directed by the Owner, in accordance with the Annuity Payments provision of this Contract. If the Annuitant dies while this Contract is in effect prior to the date Annuity Payments begin, we will pay the Contract Value to the Beneficiary upon receipt at our Annuities Service Center of all required claim forms and proof of the Annuitant's death.

                                 RIGHT TO REVIEW

YOU HAVE 10 DAYS AFTER YOU RECEIVE THE CONTRACT TO EXAMINE IT. DURING THAT 10 DAY PERIOD YOU MAY CANCEL THE CONTRACT BY RETURNING IT TO OUR ANNUITIES SERVICE CENTER OR THE REGISTERED REPRESENTATIVE WHO SOLD IT TO YOU. WE WILL THEN REFUND TO YOU THE SUM OF YOUR PAYMENT(S), INCREASED OR DECREASED BY THE INVESTMENT PERFORMANCE OF THE CONTRACT.

IF YOUR CONTRACT IS ISSUED AS AN INDIVIDUAL RETIREMENT ANNUITY, AND YOU RETURN IT WITHIN 7 DAYS AFTER YOU RECEIVE IT, WE WILL REFUND TO YOU THE SUM OF ALL PAYMENT(S) IF THAT AMOUNT IS GREATER THAN THE REFUND AMOUNT DESCRIBED ABOVE.

WE WILL PROCESS THE REFUND WITHIN 7 DAYS OF RECEIPT OF THE CONTRACT BY US.

     SIGNED FOR THE COMPANY at Boston, Massachusetts, on the Contract Date.

               DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 5.1

     /s/ John D. DesPrezIII                           /s/ Emanuel Alves
            President                                     Secretary

                 MODIFIED SINGLE PAYMENT DEFERRED VARIABLE ANNUITY
                       GUARANTEED LIFETIME WITHDRAWAL BENEFIT
                                  NON-PARTICIPATING

DEATH BENEFITS, SURRENDER VALUES, AND OTHER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

VENTURE-MSP.A.09                                                        NATIONAL

INTRODUCTION

This is a modified single payment deferred variable annuity contract. This Contract provides that, prior to the Maturity Date, the Contract Value will accumulate on a variable basis. If you limit withdrawals to the amounts described in the Lifetime Income Benefits provision, we guarantee that the Lifetime Income Amount will be available for withdrawal each Contract Year after the Lifetime Income Date and during the life of the Annuitant. Subject to the provisions of the Contract, you may take withdrawals of any amount up to the Contract Value. Withdrawals that are not part of our Systematic Withdrawal Program may reduce the guaranteed Lifetime Income Amount. After the Maturity Date, Annuity Payments will be fixed in amount.

The Contract Value will vary with the investment performance of your Investment Option.

TABLE OF CONTENTS                                              PAGE
------------------------------------------------------------   -----
SPECIFICATIONS PAGES .......................................    S.1

PART 1 - DEFINITIONS .......................................    1.1

PART 2 - OWNER, BENEFICIARY ................................    2.1

PART 3 - PAYMENTS ..........................................    3.1

PART 4 - FEES AND DEDUCTIONS ..............................     4.1

PART 5 - VARIABLE ACCOUNT PROVISIONS .......................    5.1

PART 6 - WITHDRAWALS .......................................    6.1

PART 7 - SETTLEMENT PHASE ..................................    7.1

PART 8 - DISTRIBUTIONS AFTER DEATH .........................    8.1

PART 9 - ANNUITY PAYMENTS ..................................    9.1

PART 10 - ANNUITY OPTIONS ..................................   10.1

PART 11 - GENERAL PROVISIONS ...............................   11.1

                                                                        NATIONAL

                               SPECIFICATIONS PAGE

TYPE OF CONTRACT:             QUALIFIED      CONTRACT DATE:          MAY 1, 2009
INITIAL PAYMENT:               $ 25,000      CONTRACT NUMBER:              12345
OWNER:                         JOHN DOE      GOVERNING LAW:                   MI
ANNUITANT:                     JOHN DOE      ANNUITANT'S AGE                  55
CO-OWNER:

PLAN                             JH Annuity Income Note

                                FEES AND CHARGES

CONTRACT ASSET FEE                1.20%

SALES CHARGES                     3.00%

                             LIFETIME INCOME BENEFIT

LIFETIME INCOME PERCENTAGE        5.0%
LIFETIME INCOME DATE              MAY 1, 2014

                                 PAYMENT LIMITS

PAYMENT LIMITS     The initial Payment is shown above. We will not accept any Payment, without our prior approval that

                        (a)   exceeds $1,000,000, or

                        (b)   causes the total of all Payments received to exceed $1,000,000, or

                        (c)   is received more than 9 months after the Contract Date.

SP.MSP.A.09                                                               SAMPLE

                                      S.1

                          AVAILABLE INVESTMENT OPTION

VARIABLE ACCOUNT: JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) SEPARATE
ACCOUNT H


VARIABLE INVESTMENT OPTION: Core Strategy Portfolio

                                ANNUITY BENEFITS

MATURITY DATE:

ANNUITY OPTION               Life Annuity with Cash Refund

ANNUITY PAYMENTS             The rates for Annuity Payments are determined based on:
- GENERAL INFORMATION

                                  -     Mortality Table: Annuity 2000 Table projected at Scale G from January 1, 2000

                                  -     Fixed Annuity Payment Interest Rate: 1.50% interest per year

                             The amount of each Annuity Payment will depend upon the age of the Annuitant.

                             BENEFICIARY INFORMATION

THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL AND THIS LANGUAGE IS NOT SUBJECT TO APPROVAL OR DISAPPROVAL BY THE STATE IN WHICH THE CONTRACT IS ISSUED FOR DELIVERY. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.

SP.MSP.A.09                                                               SAMPLE

                                      S.2

PART 1                        DEFINITIONS
--------------------------    ------------------------------------------------------------------------------------------------------
WE AND YOU                    "We", "us" and "  our" means the Company."You" or "your" means the Owner of this Contract.

ACCUMULATION UNIT             A unit of measure that is used to calculate the value of the Variable Account of this Contract before the Maturity Date.

ANNUITANT                     The person whose age and life is used to determine the duration of the Lifetime Income Benefit and the amount and duration of Annuity Payments. The Annuitant is as designated on the Specifications
                              Page.

ANNUITY OPTION                The method selected by you for Annuity Payments made by us.

ANNUITY PAYMENT(S)            Payment(s) by us to you on or after the Maturity Date under the terms of this Contract.

ANNUITIES SERVICE CENTER      Any office designated by us for the receipt of Payments and processing of Owner requests.

BENEFICIARY                   The person, persons or entity to whom benefits are payable following the death of an Owner or
                              Annuitant.

COMPANY                       The insurance company named on the first page of this Contract (or any successor insurance company named by endorsement to this Contract) that will pay benefits in accordance with this Contract.

CONTRACT ANNIVERSARY          The annual anniversary of the Contract beginning twelve months from the Contract Date and each year thereafter.

CONTRACT DATE                 The date of issue of this Contract as designated on the Specifications Page.

CONTRACT VALUE                The total of your Investment Account Values at any time before Annuity Payments begin.

CONTRACT YEAR                 The period of time measured twelve consecutive months from the Contract Date or any Contract
                              Anniversary thereafter.

CONTINGENT BENEFICIARY        The person, persons or entity who becomes the Beneficiary if the Beneficiary is not alive.

ENDORSEMENT                   An Endorsement modifies the contract to which it is attached. Endorsements must be signed by an officer of the Company in order to be effective.

FIXED ANNUITY                 An Annuity Option with payments which are predetermined and guaranteed as to dollar amount.

GENERAL ACCOUNT               All the assets of the Company other than assets in separate accounts.

INTERNAL REVENUE CODE         The Internal Revenue Code of 1986, as amended from time to time, and any successor statute of
(IRC)                         similar purposes.

INVESTMENT ACCOUNT VALUE      The value of your investment in an Investment Option.

INVESTMENT OPTION             The Sub-Account of the Variable Account to which You allocate your Contract Value. The Investment
                              Option initially available under this Contract is shown on the Specifications Page. The Sub-Account of the Variable Account invests in a corresponding Portfolio.

                                       1.1

LIFETIME INCOME AMOUNT        The Lifetime Income Amount is the amount that is guaranteed to be available for systematic withdrawal
(LIA)                         each Contract Year after the Lifetime Income Date and during the life of the Annuitant while this
                              Contract is in effect.

LIFETIME INCOME DATE          The Lifetime Income Date is the date on which the initial LIA is calculated.

LIFETIME INCOME PERCENTAGE    The percentage used to determine your Lifetime Income Amount.

MATURITY DATE                 The latest date on which Annuity Payments may commence. It is the date specified on the Specifications
                              Page, unless changed.

NET PAYMENT                   The Payment less the amount of Sales Charge and premium tax, if any, deducted from the Payment.

OWNER                         The person, persons or entity entitled to the ownership rights under this Contract. The Owner is as designated on the Specifications Page, unless changed.

PORTFOLIO                     The investment choice(s) available to the Variable Account.

PAYMENT                       An amount You pay to Us as consideration for the benefits provided by this Contract.

QUALIFIED CONTRACTS           Contracts issued under Qualified Plans.

QUALIFIED PLANS               Retirement plans which receive favorable tax treatment under sections 401 or 408 of the Internal
                              Revenue Code of 1986, as amended.

SEPARATE ACCOUNT              A segregated account of the Company that is not commingled with our general assets and obligations.

SUB-ACCOUNT(S)                The Variable Account is divided into Sub-Accounts. Each Sub-Account is invested in shares of a different Portfolio.

SURRENDER VALUE               The Contract Value on any Valuation Date, less, if applicable, any deduction for premium taxes or similar taxes.

SYSTEMATIC WITHDRAWAL         A program for the automatic distribution of scheduled withdrawals.
PROGRAM

VALUATION DATE                Any date on which the New York Stock Exchange is open for business and the net asset value of a
                              Portfolio is determined.

VALUATION PERIOD              Any period from one Valuation Date to the next, measured from the time on each such date that the net asset value of each Portfolio is determined.

VARIABLE ACCOUNT              The Company's Separate Account as shown in the Specifications Page.

WITHDRAWAL AMOUNT             The amount deducted from the Contract Value as the result of a withdrawal. This amount is the total of the amount paid to you plus any deduction for premium taxes or similar taxes, and any income taxes resulting from the withdrawal and withheld by us. The Withdrawal Amount may not exceed the Contract
                              Value.

                                      1.2

PART 2                        OWNER, BENEFICIARY
---------------------------   ------------------------------------------------------------------------------------------------------
GENERAL                       Before the Maturity Date, the Owner of this Contract shall be the person, persons or entity designated on the Specifications Page or the latest change filed with us. On the Maturity Date, the Annuitant becomes the Owner of this Contract.

OWNER                         The Owner must be a natural person who is primary Owner of the Contract and the Annuitant, a custodian, or a Trust established for the exclusive benefit of the Annuitant or his or her
                              Beneficiaries. This Contract is established for the exclusive benefit of the Annuitant or his or her beneficiaries. In the event a co-Owner is also named, the primary Owner/Annuitant is the covered life for purposes of the benefits provided by this Contract.

BENEFICIARY                   The Beneficiary is as designated on the Specifications Page, unless changed. If there is a surviving
                              Owner, that person will be treated as the Beneficiary. If no such Beneficiary is living, the
                              Beneficiary is the Contingent Beneficiary. If no Beneficiary or Contingent Beneficiary is living, the
                              Beneficiary is the estate of the deceased Annuitant.

CHANGE OF OWNER,              Subject to the right of an irrevocable Beneficiary, you may change the Owner or Beneficiary by written
ANNUITANT,BENEFICIARY         request in a form acceptable to us and which is received at our Annuities Service Center.

                              The substitution or addition of any Owner is subject to our underwriting rules in effect at the time of the request and may result in the elimination of the Lifetime Income Amount guarantee at of the date of such change.

                              If approved, any change of Beneficiary will take effect on the date the request is signed.

                              You may not change the Annuitant unless the change is pursuant to a court order. Any change in
                              Annuitant will result in the elimination of the Lifetime Income Amount guarantee. If any Annuitant is changed and any Owner is not an individual, the entire interest in the Contract must be distributed to the Owner within five years of the change.

                              You need not send us the Contract unless we request it. We will not be liable for any payments or actions we take before any change is approved.

                                       2.1

PART 3                        PAYMENTS
---------------------------   ------------------------------------------------------------------------------------------------------
GENERAL                       The Contract is not effective until Payment is received by us at our Annuities Service Center.
                              Generally, the Contract will be purchased with a single payment. If Payments will be paid from different sources, we will accept multiple Payments subject to the Payment Limits identified in the
                              Specifications Page. All Payments under this Contract are payable at our Annuities Service Center.
                              Payment Limits are identified on the Specifications Page.

ALLOCATION OF NET             When we receive Payments, the Net Payments will be allocated among the Investment Option(s). If we
PAYMENTS                      offer more than one Investment Option, we will allocate the Net Payment among the Investment Options in accordance with the instructions you provide. You may change the allocation of subsequent Net
                              Payments at any time, without charge, by giving us notice in a form acceptable to us.

                                       3.1

PART 4                        FEES AND DEDUCTIONS
---------------------------   ------------------------------------------------------------------------------------------------------
CONTRACT ASSET FEE            We assess a Contract Asset Fee to compensate us for assuming certain administration expenses, expense risks and mortality risks. We deduct the fee from the variable Investment Option(s)
                              each Valuation Period at an annual rate shown in the Specifications Page. A portion of this Contract
                              Asset Fee may also be used to reimburse us for distribution expenses. This fee is reflected in the Net
                              Investment Factor used to determine the value of Accumulation Units and Annuity Units of the Contract.

SALES CHARGE                  We assess a Sales Charge to compensate us for assuming certain distribution expenses. The Sales Charge is equal to the applicable Sales Charge Percentage shown in the Specifications Page multiplied by the
                              Payment. We deduct a Sales Charge from each Payment. The Net Payment will be applied to your
                              Investment Account as described in the Allocation of Net Payments provision in the Payments section.
                              In the event the Specification Page indicates the Sales Charge is based on Cumulative Value, we may reduce the Sales Charge applied, or include additional accounts in the Cumulative Value total, on a non-discriminatory basis, for those Contracts where we expect reduced distribution expenses as a result of the additional accounts.

TAXES                         Certain taxes may be charged against your Payments (either at the time of payment or liquidation),
                              Contract Value, payment of Death Benefit, withdrawals, or Annuity Payments, as appropriate. Such taxes may include premium taxes or other taxes levied by any government entity which we determine have resulted from the establishment or maintenance of the Variable Account, or from the receipt by us of
                              Payments, or from the issuance of this Contract, or from the commencement or continuance of Annuity
                              Payments under this Contract.

                                       4.1

PART 5                        VARIABLE ACCOUNT PROVISIONS
---------------------------   ------------------------------------------------------------------------------------------------------
INVESTMENT ACCOUNT VALUE      The Investment Account Value of an Investment Option is determined by multiplying (a) times (b) where:

                              (a)   equals the number of Accumulation Units credited to the Investment Option; and,

                              (b)   equals the appropriate Accumulation Unit Value.

ACCUMULATION UNITS            We will credit Net Payments to your Investment Options in the form of Accumulation Units. The number of Accumulation Units we will credit to the Investment Option(s) will be determined by dividing the Net Payment allocated to that Investment Option by the Accumulation Unit Value for that Investment
                              Option.

                              Accumulation Units will be adjusted for any transfers and will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their value for the Valuation
                              Period in which such transaction occurs.

ACCUMULATION UNIT VALUE       We will determine the Accumulation Unit Value for a particular Investment Option for any Valuation
                              Period by multiplying the Accumulation Unit Value for the immediately preceding Valuation Period by the net investment factor for the corresponding Sub-Account for the Valuation Period for which the value is being determined. The Accumulation Unit Value may increase, decrease or remain the same from one Valuation Period to the next.

NET INVESTMENT FACTOR         The net investment factor is an index that measures the investment performance of a Sub-Account from one Valuation Period to the next. The net investment factor for any Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result where:

                              (a)   is the net result of:

                                          1)    the net asset value per share of a Portfolio share held in the Sub-Account determined as of the end of the current Valuation Period, plus:

                                          2)    the per share amount of any dividend or capital gain distributions made by the
                                                Portfolio on shares held in the Sub-Account if the ex-dividend date occurs during the current Valuation Period, and

                              (b)   is the net asset value per share of a Portfolio share held in the Sub-Account determined as of the end of the immediately preceding Valuation Period, and

                              (c)   is the Contract Asset Fee shown on the Specifications Page.

                              The net investment factor may be greater or less than, or equal to, one.

TRANSFERS                     Before the Maturity Date (or the date Annuity Payments begin, if earlier), if we offer more than one
                              Investment Option you may transfer amounts among such Investment Options. Amounts will be canceled from the Investment Option(s) from which amounts are transferred and credited to the Investment
                              Option(s) to which amounts are transferred. We will effect such transfers so that the Contract Value on the date of transfer will not be affected by the transfer.

                              We may defer, modify or terminate the transfer privilege at any time that we are unable to purchase or redeem shares of the Portfolios or when a portfolio requires us to impose restrictions due to violation of its short term trading policy. Transfer limitations are identified in the Suspension of
                              Payments provision.

                                       5.1

SUSPENSION OF PAYMENTS        We may defer the right of withdrawal from, or postpone the date of payments or transfers from, the variable Investment Option(s) for any period when:

                                (a)   the New York Stock Exchange is closed (other than customary weekend and holiday closings);

                                (b)   trading on the New York Stock Exchange is restricted;

                                (c)   an emergency exists as a result of which disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or

                                (d)   the Securities and Exchange Commission, by order, permits such deferral or postponement for the protection of security holders.

                              Applicable rules and regulations of the Securities and Exchange Commission shall govern whether the conditions described in (b) and (c) exist.


                                      5.2

PART 6                        WITHDRAWALS
---------------------------   ------------------------------------------------------------------------------------------------------
GENERAL                       This Contract guarantees that each Contract Year after the Lifetime Income Date and during the life of the Annuitant we will automatically pay you an amount equal to the Lifetime Income Amount (LIA), even if your Contract Value reduces to zero. The LIA is described below in the Lifetime Income Amount (LIA)
                              provision. The Lifetime Income Amount will be paid on a scheduled monthly basis under our Systematic
                              Withdrawal Program.

                              The Lifetime Income Date is shown on the Specifications Page

                              You may notify us to defer the start of LIA payments or to stop LIA payments after they have begun. If you later request that LIA payments be made to you, the LIA will be calculated as described below.

LIFETIME INCOME AMOUNT        If you do not take any withdrawals prior to the Lifetime Income Date, the initial LIA is equal to the
(LIA)                         Lifetime Income Percentage (shown on the Specifications Page) multiplied by the greater of the gross
                              Payments or the Contract Value on the Lifetime Income Date. If you take a withdrawal prior to the
                              Lifetime Income Date, the initial LIA is equal to the Lifetime Income Percentage multiplied by the
                              Contract Value on the Lifetime Income Date.

                              After the Lifetime Income Date, any unscheduled withdrawal you request will cause the scheduled LIA payments to be suspended. After suspension, you may request that LIA payments be resumed. However, the scheduled monthly LIA payments thereafter may be reset to equal the lesser of (a) the LIA payment prior to the withdrawal or (b) the Lifetime Income Percentage multiplied by the Contract Value immediately after the withdrawal.

                              If the Contract is issued under a Qualified Plan, unless we are directed otherwise, we will automatically pay the greater of the LIA or the required minimum distribution. Payments will be made on a monthly basis under the Systematic Withdrawal Program.

PAYMENT OF UNSCHEDULED        You may request an unscheduled withdrawal of part or all of the Surrender Value, at any time before
WITHDRAWALS                   the earlier of the death of the Annuitant, the date Annuity Payments begin or the Maturity Date, by sending us a written request. We will pay all unscheduled withdrawals within seven days of receipt of the request at the Annuities Service Center subject to postponement in certain circumstances, as specified in the Suspension of Payments provision above.

      -     TOTAL             Upon receipt of your request to withdraw the entire Contract Value, we will terminate the Contract and
            WITHDRAWAL        pay you the Surrender Value.

      -     PARTIAL           If you request to withdraw an amount less than the Surrender Value, we will pay you the amount
            WITHDRAWAL        requested and deduct the Withdrawal Amount from the Contract Value. Unless you specify the amount to be withdrawn from each Investment Option, the Withdrawal Amount will be withdrawn from each Investment
                              Option on a pro rata basis.

                              You may make as many unscheduled partial withdrawals as you wish.

IMPACT OF WITHDRAWALS ON      Any withdrawals prior to the Lifetime Income Date, or unscheduled withdrawals after the Lifetime
OTHER BENEFITS                Income Date may reduce or eliminate the Lifetime Income Benefit. All withdrawals and LIA payments will reduce the Contract Value and Death Benefit.

                                       6.1

PART 7                        SETTLEMENT PHASE
---------------------------   ------------------------------------------------------------------------------------------------------
BENEFITS DURING THE           The Contract will enter its Settlement Phase if
SETTLEMENT PHASE

                                 (a)   the Contract Value reduces to zero, and

                                 (b)   there were no unscheduled withdrawals during the Contract Year.

                              When the Contract enters its Settlement Phase the Lifetime Income Benefit will continue, however all other rights and benefits under the Contract, including Death Benefits, will terminate.

                              You will automatically receive settlement payments equal to the LIA each Contract Year of the
                              Settlement Phase during the life of the Annuitant. If the Settlement Phase is entered prior to the
                              Lifetime Income Date, then settlement payments will begin on or after the Lifetime Income Date. The settlement payments will be paid on a scheduled monthly basis under our Systematic Withdrawal Program.

                              If the Annuitant dies during the Settlement Phase, then the Lifetime Income Benefit terminates and no additional settlement payments will be paid.


                                       7.1

PART 8                        DISTRIBUTIONS AFTER DEATH
---------------------------   ------------------------------------------------------------------------------------------------------
DEATH BEFORE MATURITY         If any Owner dies prior to the Maturity Date (or date Annuity Payments begin, if earlier) the Death
DATE                          Benefit will equal to the Contract Value.

                              Upon death of the Owner who is also the Annuitant, we will pay the Death Benefit in one sum to the
                              Beneficiary.

                              If the co-Owner predeceases the Owner, the Owner will be treated as the Beneficiary. The Beneficiary may continue the Contract as the Owner, subject to the requirements of Section 72(s) of the Internal
                              Revenue Code. If the Contract can not continue under Section 72(s), or if the Beneficiary elects not to continue the Contract, the Death Benefit will be distributed in one sum. The Contract will terminate if the Death Benefit is taken in one sum.

                              Written notice and proof of death and all required claim forms must be received at the Company's
                              Annuities Service Center prior to any distribution.

DEATH BENEFIT ON OR AFTER     On or after the date Annuity Payments begin, if the Annuitant dies, the Death Benefit will depend on
MATURITY DATE                 the Annuity Option selected in accordance with Part 10 (Annuity Payments).

PROOF OF DEATH                We will require Proof of death upon the death of the Annuitant or the Owner. Proof of death is one of the following received at the Annuities Service Center:

                              (a)   A certified copy of a death certificate.

                              (b)   A certified copy of a decree of a court of competent jurisdiction as to the finding of death.

                              (c)   Any other proof satisfactory to us.

                                       8.1

PART 9                        ANNUITY PAYMENTS
---------------------------   ------------------------------------------------------------------------------------------------------
GENERAL                       Benefits payable under this Contract may be applied in accordance with one or more of the Annuity
                              Options described below, subject to any restrictions of Internal Revenue Code sections 72(s) (or section 401(a)(9) and 408(b)(3) if this Contract is issued in a Qualified Plan). Once Annuity Payments commence, the Annuity Option may not be changed.

                              We will send you information about Annuity Options before the Maturity Date. If by the Maturity Date, you do not choose an Annuity Option, make a total Withdrawal of the Surrender Value, or ask us to change the Maturity Date, we will automatically pay you Annuity Payments under the Annuity Option shown in the Specifications Page. You can change the Annuity Option at any time before Annuity
                              Payments begin.

                              We will provide Fixed Annuity payments. The method used to calculate the amount of the Fixed Annuity payments is described below.

                              If the monthly Annuity Payment is less than $20, we may pay the greater of the Contract Value or the commuted value of the Lifetime Income Benefit in one lump sum on the Maturity Date, or the date
                              Annuity Payments would begin, if earlier.

FIXED ANNUITY PAYMENTS        We will determine the amount of each Fixed Annuity payment by applying the Contract Value as of a date not more than 10 business days prior to the date Annuity Payments begin (minus any applicable premium taxes) to the Annuity Option elected based on the mortality table and interest rate shown on the
                              Specifications Page. The Fixed Annuity payment will not be less than that available by applying the
                              Contract Value to purchase a single premium immediate annuity then offered to the same class of annuitants by us or a company affiliated with us.

                              We guarantee the dollar amount of Fixed Annuity payments.

                                       9.1

PART 10                       ANNUITY OPTIONS
---------------------------   ------------------------------------------------------------------------------------------------------
DESCRIPTION OF ANNUITY        Life Annuity with Cash Refund: We will make payments during the lifetime of the Annuitant. After the
OPTIONS                       death of the Annuitant, we will pay the Beneficiary a lump sum amount equal to the excess, if any, of the Contract Value at the election of this option over the sum of the Annuity Payments made under this option.

                              The annual amount of the annuity payments will equal the greater of

                                    (a)   the Lifetime Income Amount, or

                                    (b)   the annual amount determined by applying the Contract Value to a Cash Refund Annuity
                                          Option based on the Mortality Table and Fixed Annuity Payment Interest Rate listed in the
                                          Specifications.

ALTERNATE ANNUITY OPTIONS     Instead of settlement in accordance with the Annuity Option described above, you may choose an alternate form of settlement acceptable to us. Once Annuity Payments commence, the form of settlement may not be changed.
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                                      10.1
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
PART 11                       GENERAL PROVISIONS
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
ENTIRE CONTRACT               The entire Contract consists of this Contract and Endorsements, if any, and the application, if one is attached to this Contract.

BENEFITS AND VALUES           The benefits and values available under this Contract are not less than the minimum required by any statute of the state in which this Contract is delivered.

MODIFICATION                  Only the President, a Vice President, or the Secretary of the Company has authority to change or waive the provisions of this Contract. Any change or waiver must be in writing and signed by one of these officers of the Company. We will not change this Contract without your consent unless the change is required to make it conform to any applicable law or regulation or any ruling issued by a government agency; or unless we have reserved the right to change the terms herein.

CHANGE IN MATURITY DATE       Prior to the Maturity Date, you may request a change of the Maturity Date. Any extension of the
                              Maturity Date will be subject to our prior approval and any applicable law or regulation then in effect.

ASSIGNMENT                    You may assign this Contract prior to the Maturity Date. No assignment will be binding on us unless it is written in a form acceptable to us, received at our Annuities Service Center and approved by us under our underwriting rules in effect at the time of the request. An assignment may result in the elimination of the Lifetime Income Amount guarantee as of the date of such change. We will not be liable for any payments made or actions taken before the assignment is accepted by us. An absolute assignment will revoke the interest of any revocable Beneficiary. We will not be responsible for the validity of any assignment.

CLAIMS OF CREDITORS           All benefits and payments under this Contract shall be exempt from the claims of creditors to the extent permitted by law.


MISSTATEMENT AND PROOF OF     We may require proof of age or survival of any person upon whose age or survival any Lifetime
AGE OR SURVIVAL               Income Benefit, Annuity Payments or other benefits provided by this Contract or any Endorsement attached thereto depend. If the age of the Annuitant has been misstated, the benefits will be those which would have been provided for the correct age. If we have made incorrect benefit payments, we will immediately pay the amount of any underpayment. We will deduct the amount of any overpayment from future benefit payments.

ADDITION, DELETION OR         We may:
SUBSTITUTION OF INVESTMENT
OPTIONS                       (a)   add, delete or substitute Portfolio shares held or purchased by the Variable Account;

                              (b)   eliminate shares of one Portfolio and substitute shares of another Portfolio;

                              (c)   establish additional Sub-Accounts to invest in a new Portfolio, eliminate or combine existing
                                    Sub-Accounts or transfer Sub-Account assets to another Separate Account of the Company or an affiliated company.

                              We will obtain prior approval required from the Securities and Exchange Commission before making these changes. We will provide you with notice of these substitutions or changes.

                              If deemed by us to be in the best interests of persons having voting rights under the Contracts, the
                              Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be de-registered under such Act in the event such registration is no longer required.

NON-PARTICIPATING             Your Contract is non-participating. This means the Contract will not share in our profits or surplus earnings. We will pay no dividends on your Contract.
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                                      11.1

REPORTS                       We will send you annual reports without charge, containing the value of the Investment Account(s) and the Contract Value. The report will include the number of Accumulation Units credited to the Variable
                              Account, the Accumulation Unit value and the dollar value of the Accumulation Unit of the Variable
                              Account no more than 4 months prior to the date of the mailing of the report. We will provide annual calendar year reports concerning the status of the Contract and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.

INSULATION                    The assets of the Variable Account equal to the reserves and other contract liabilities applicable to that account are not chargeable with liabilities from any other business we may conduct. Moreover, the income, gains and losses, realized or unrealized, applicable to the assets of the Variable Account shall be applied to that account regardless of our other income, gains or losses.

CURRENCY AND PLACE OF         All payments made to or by us shall be made in the lawful currency of the United States of America
PAYMENTS                      at the Annuities Service Center or elsewhere if we consent.

NOTICES AND ELECTIONS         Notices and elections are any form of communication that provides information needed by us to process your request. A notice or election may be provided to us in a written and signed format or in another manner that we approve in advance. To be effective, all notices and elections you make under this
                              Contract must be received by us at the Annuities Service Center. Unless otherwise provided in this
                              Contract, all notices, requests and elections will be effective when received by us at our Annuities
                              Service Center, complete with all necessary information.

GOVERNING LAW                 This Contract will be governed by the laws of the jurisdiction indicated on the Specifications Page.

SECTION 72(s)                 The provisions of this Contract shall be interpreted so as to comply with the requirements of Section
                              72(s) of the Internal Revenue Code.

                                      11.2
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JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)
A STOCK COMPANY                                          [JOHN HANCOCK LOGO]
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